Exhibit 3.31

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GREEN TREE LICENSING LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FOURTH DAY OF APRIL, A.D. 2003, AT 4:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CFN LICENSING LLC” TO “GREEN TREE LICENSING LLC”, FILED THE NINETEENTH DAY OF MAY, A.D. 2003, AT 9:32 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GREEN TREE LICENSING LLC”.

Jeffrey W. Bullock, Secretary of state
3644561 8100H	AUTHENTICATION: 0939723
131368277	DATE: 12-03-13

You may verify this certificate online

at corp. delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:15 PM 04/04/2003 030226431 – 3644561

CERTIFICATE OF FORMATION

OF

CFN LICENSING LLC

This Certificate of Formation of CFN LICENSING LLC, dated as of April 4, 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18- 101, et Seq.)

FIRST. The name of the limited liability company formed hereby is CFN Licensing LLC.

SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Deborah A. Tuchman
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:35 PM 05/19/2003 FILED 09:32 PM 05/19/2003 SRV 030324722 – 3644561 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

CFN LICENSING LLC

Under Section 18-202 of the Delaware

Limited Liability Company Act

This Certificate of Amendment of Certificate of Formation of CFN LICENSING LLC (the “Company”), dated as of May 19, 2003, is being duly executed and filed by the undersigned, as an authorized person, to amend the Certificate of Formation of the Company pursuant to Section 18-202 of the Delaware Limited Liability Company Act,

FIRST: The name of the limited liability company is CFN Licensing LLC.

SECOND: The certificate of formation of the Company, filed with the Secretary of State of the State of Delaware on April 4, 2003, is hereby amended by deleting in its entirety “FIRST, The name of the limited liability company formed hereby is CFN Licensing LLC.” and substituting in lieu thereof the following:

“FIRST. The name of the limited liability company formed hereby is Green Tree Licensing LLC.”

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first above written.

Randal A. Nardone Authorized Person